UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive
Carlyss, Lousiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	OTHER EVENTS
This Current Report on Form 8-K is being filed by Global Industries, Ltd. (“Company,” “we,” “us,” or “our”) to retrospectively adjust portions of the Company’s Annual Report on Form10-K for the year ended December 31, 2008 (the “Form 10-K”) to reflect the adoption of certain new accounting standards and to reflect a change in segment reporting related to the discontinued allocation of corporate stewardship costs. By filing this Current Report, the Company may incorporate these financial statements by reference in future filings with the Securities and Exchange Commission (the “SEC”).
On January 1, 2009, we adopted FSP APB No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which changed the accounting for our 2.75% Senior Convertible Debentures (“Debentures”) due 2027. The FSP requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. The value assigned to the debt component is the estimated fair value of similar bonds without the conversion feature. The difference between the bond cash proceeds and this estimated fair value is recorded as a debt discount and amortized to interest expense over the life of the bond. The new accounting treatment has been retrospectively applied to prior periods resulting in changes to the previously reported balances in Property and Equipment, net, Deferred charges, net, Long-Term Debt, Deferred Income Taxes, Additional Paid-in Capital, and Retained earnings on the Consolidated Balance Sheets for December 31, 2008 and December 31, 2007 and to the previously reported Interest expense, Income taxes, and Net income (loss) on the Consolidated Statements of Operations for years ended December 31, 2008 and 2007.
On January 1, 2009, we adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in computing earnings per share under the two-class method described in SFAS No. 128, “Earnings Per Share”. Our non-vested restricted stock awards contain nonforfeitable rights to dividends and according to FSP EITF 03-6-1, should be included in computation of basic earnings per share. This FSP has been applied retrospectively to calculations of basic and diluted earnings per common share for the prior periods presented in the Form 10-K.
During the first quarter of 2009, we discontinued allocation of corporate stewardship costs to our reportable segments. This change has been retrospectively applied to prior periods in our segment information reported in Footnote 18, Industry, Segment and Geographic Information. This change did not affect our Consolidated Balance Sheet, Consolidated Statements of Operations, Consolidated Statements of Shareholders’ Equity or Statements of Cash Flows.
Neither this Current Report nor Exhibits 99.1, 99.2 or 99.3 hereto reflect any events occurring after December 31, 2008 or modify or update the disclosures in the 2008 Form 10-K that may have been affected by subsequent events, except as required to reflect the effects of our retrospective application of FSP APB 14-1, FSP EITF 03-6-1, and the discontinued allocation of corporate stewardship costs. Accordingly, this Current Report should be read in conjunction with the Form 10-K and our filings made with the SEC subsequent to the filing of the Form10-K. We have amended disclosures, to the extent relevant, in the following items of the Form 10-K:

•	Part II, Item 6 — Selected Financial Data

•	Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8 — Financial Statements and Supplementary Data

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
23.1	Consent of Deloitte & Touche LLP

99.1	Part II, Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2008: Selected Financial Data

99.2	Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2008: Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008: Consolidated Financial Statements of the Company and Notes thereto

99.4	Management’s Report on Internal Control Over Financial Reporting

99.5	Schedule II Valuation and Qualifying Accounts

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ Jeffrey B. Levos
Jeffrey B. Levos
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

October 6, 2009

By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
23.1	Consent of Deloitte & Touche LLP

99.1	Part II, Item 6 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008: Selected Financial Data

99.2	Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008: Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008: Consolidated Financial Statements of the Company and Notes thereto

99.4	Management’s Report on Internal Control Over Financial Reporting

99.5	Schedule II Valuation and Qualifying Accounts